Strategic Minerals for America’s Future

For more information contact:
Robert Reynolds (800) 709-1196
ir@firstlibertypower.com

Thomas Dean (646) 396-9615
Murdock Capital Partners
tdean@murdockcapital.com

First Liberty Power Announces Additional Financing
Pathways of Progress Announcement

Las Vegas NV, July 23, 2014--- First Liberty Power Corp. (FLPC: OTCPK), a diversified exploration, development and mining company focused on strategic minerals for America’s future, today announced additional equity financing for operations and for a down payment on the milling facility.

First Liberty Power CEO, Don Nicholson, detailed the financing arrangements. “We are continuing to make every effort to bring additional, strategically-aligned equity financing into the Company, and reducing our reliance on convertible debt structures.  Recently, we made progress in that regard, and are pleased to announce that Group8 Mining Innovations (“G8MI”) has committed to acquire $200,000 worth of restricted common stock, priced at s 25% premium over market price, with a minimum price of $.01/share.  The first $100,000 has now been delivered to the Company, priced at the floor level.  The 2nd tranche, as agreed upon by the principles, is to be delivered within the next 2 weeks.”

First Liberty Power Board Chairman, Robert Reynolds, commented on the overall impact of this financing.  “As G8MI is already a significant shareholder, this direct equity investment provides further validation as to the direction being taken by the Company, and demonstrates a continued commitment on the part of both G8MI and First Liberty’s core management.  This additional investment will be instrumental in achieving the Company’s short and mid-term objectives.”

First Liberty officials also provided details on further equity investments made by Tonaquint, Inc, a prior investor in the Company.  Tonaquint has acquired an additional $150,000 of First Liberty Power’s restricted common stock, at a premium to market price at the time of purchase, as part of their continuing commitment to help meet the capital requirements for the Company’s mining and milling implementation plans.

Tonaquint, Inc. is an experienced investor in the securities of companies at various stages of development, and possesses extensive knowledge and experience in evaluating the merits and risks of small-cap investments.  First Liberty Power management recently met with Tonaquint directly for a progress update that included a review of public documents and plans provided by the Company.

Tonaquint, Inc. is an experienced investor in the securities of companies at various stages of development, and possesses extensive knowledge and experience in evaluating the merits and risks of small-cap investments.  According to Tonaquint officials, upon completion of their recent due diligence regarding First Liberty Power, it was decided to continue with their earlier transactions as an investment for their own account, not as a nominee or agent, and not with a view to be resold or distributed. Additionally, the issuance of the Shares will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of  Tonaquint’s representations as expressed in the Stock Purchase Agreement between the parties.

First Liberty Power will continue to use Pathways of Progress announcements to update advancements in Company operations.

ABOUT FIRST LIBERTY POWER CORPORATION:  First Liberty Power Corporation is a diversified exploration, development and mining company focused on bringing to market strategic minerals for America’s Future.  First Liberty Power’s corporate philosophy is founded on a methodology of open and transparent procedures designed to drive the company’s exploration, development and mining operations, while ensuring safety, environmental integrity, and good governance. Included in that philosophy is Pathways of Progress (POP), a platform used to inform shareholders, investors and mining partners of FLPC news and advances.  First Liberty Power is focused on exploring and developing antimony and other strategic metal projects and properties.

www.firstlibertypower.com

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Notice Regarding Forward-Looking Statements
This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future plans of the company, the prospects for our mineral properties, and our ability to raise necessary working capital. Actual results could differ from those projected in any forward-looking statements due to numerous factors, including the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of metals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that they will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the SEC.